EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Weingarten Realty Investors on Form S-3 of our report dated February 13, 1999, appearing in the Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1998, and our report dated July 23, 1999 (relating to the Statement of Revenue and Certain Expenses of Brodie Oaks Shopping Center for the period from January 1, 1998 to October 9, 1998) and of our report dated August 6, 1999 (relating to the Statement of Revenue and Certain Expenses of Regal Distribution Center for the year ended December 31, 1997) appearing in the Current Report on Form 8-K of Weingarten Realty Investors filed with the Securities and Exchange Commission on August 13, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte  &  Touche  LLP
Deloitte  &  Touche  LLP

Houston,  Texas
August  26,  1999

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